UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Relistor® Supplemental New Drug Application (sNDA)

On August 11, 2014, Salix Pharmaceuticals, Ltd. (the “Company”) and Progenics Pharmaceuticals (“Progenics”) announced that the Food and Drug Administration had informed Salix that the sNDA for Relistor (methylnaltrexone bromide) Subcutaneous Injection, 20 mg/ml, for the treatment of opioid-induced constipation in patients taking opioids for chronic non-cancer pain had been assigned a user fee goal date of September 29, 2014. A copy of the joint press release is attached hereto as Exhibit 99.1.

Topline Retreatment Study Results for Rifaximin in Subjects with Irritable Bowel Syndrome with Diarrhea (“IBS-D”)

On August 11, 2014, the Company announced the topline results from the analysis of the microbiome, culture and susceptibility, and two key secondary efficacy endpoints from data collected in TARGET 3 – a Phase 3 randomized, double-blind, placebo-controlled study to evaluate the efficacy and safety of repeat treatment with rifaximin 550 mg TID (three times daily) for 14 days in subjects with IBS-D who respond to an initial treatment course with rifaximin 550 mg TID for 14 days. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Joint press release with Progenics dated August 11, 2014.

99.2	Press release dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ William C. Bertrand
William C. Bertrand
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release with Progenics dated August 11, 2014.

99.2	Press release dated August 11, 2014.